Securities Held in Default Status
Metropolitan West Mutual Funds
As of 03/30/12


INFORMATION WILL BE DISPLAYED IN THE FOLLOWING ORDER:
Sec ID
Port ID
Cusip
Sec Type Code
Sec Type Name
Sec Name - Long
Default Flag
Default Date
Quantity

023771R83
MW50
023771R83
105N
CORPORATE BONDS
AMERICAN AIRLINES, INC.
Y
9/14/2011
8,390,000.00


05544UAA3
MW20
05544UAA3
025N
CMO 25 DAY DELAY
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A1
Y
2/1/2008
13,760.00


05544UAC9
MW20
05544UAC9
020N
CMO 0 DAY DELAY
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A2
Y
2/1/2008
2,500.00


10075GAJ2
MW50
10075GAJ2
132N
BANK LOAN  BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN
Y
9/22/2011
254,344.47


10075GAJ2
MW80
10075GAJ2
132N
BANK LOAN  BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN
Y
9/22/2011
107,166.42


26816LAX0
MW50
26816LAX0
105N
CORPORATE BONDS
DYNEGY HOLDINGS, LLC
Y
6/1/2011
8,350,000.00


651715AB0
MW50
651715AB0
105N
CORPORATE BONDS
NEWPAGE CORP.
Y
11/1/2011
3,000,000.00


651715AD6
MW50
651715AD6
105N
CORPORATE BONDS  NEWPAGE CORP.
Y
11/1/2011
20,533,000.00


777774AF7
MW50
777774AF7
105N
CORPORATE BONDS DYNEGY ROSETON, LLC/DYNEGY DANSKAMMER, LLC PASS
 THROUGH TRUST, SERIES B
Y
5/8/2011
20,346,000.00


777774AF7
MW20
777774AF7
105N
CORPORATE BONDS
DYNEGY ROSETON, LLC / DYNEGY DANSKAMMER, LLC PASS THROUGH TRUST,
SERIES B  Y
5/8/2011
54,205,000.00


777774AF7
MW80
777774AF7
105N
CORPORATE BONDS  DYNEGY ROSETON, LLC / DYNEGY DANSKAMMER, LLC PASS
 THROUGH TRUST, SERIES B
Y
5/8/2011
1,175,000.00